Exhibit 15.4

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-290523, File No. 333-290639 and File No. 333-291842) and Form S-8 (File No. 333-284174) of Rezolve AI plc of our reports dated July 11, 2025 and July 31, 2024, relating to the financial statements of Crownpeak Technology GmbH, Dortmund, Germany, appearing in this Report of Foreign Private Issuer on Form 6-K.

/s/ ba audit gmbh

Wirtschaftspruefungsgesellschaft

Berlin, Germany

December 15, 2025